Exhibit 99.1
News Release

Investor Relations Contact:	Investor Relations Contact:
Steven Melman, VP, Investor Relations	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6445	Tel: (408) 938-6491
Email: steve.melman@pdf.com	Email: sonia.segovia@pdf.com
PDF Solutions® Reports Third Quarter
2007 Results
Quarterly Gain Share A Strong Contributor to Overall Revenue Growth
     SAN JOSE, Calif.—October 31, 2007—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process lifecycle, today announced financial results for its third fiscal quarter ended September 30, 2007.
     Revenue for the third fiscal quarter of 2007 totaled $24.1 million, an increase of 24%, compared with revenue of $19.4 million for the third fiscal quarter of 2006. Gain share revenue for the third fiscal quarter of 2007 totaled $6.8 million, an increase of 55%, compared to $4.4 million for the third fiscal quarter of 2006. On a GAAP basis, net loss for the third fiscal quarter of 2007 totaled approximately $939,000, or $0.03 per basic share, compared with net income of approximately $570,000, or $0.02 per basic and diluted share, for the third fiscal quarter of 2006.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net income, which excludes stock-based compensation expense, amortization of acquired intangible assets and their related income tax effects. Using this non-GAAP measure, net income for the third fiscal quarter of 2007 totaled approximately $5.3 million, or $0.19 per diluted share, compared with non-GAAP net income of approximately $3.6 million, or $0.13 per diluted share, for the third fiscal quarter of 2006.
     Additionally, during the third quarter ended September 30, 2007, PDF Solutions utilized the remaining balance available under the $10 million share repurchase plan previously
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authorized by its Board of Directors. During the quarter, PDF Solutions repurchased 437,287 of its shares on the open market at a weighted average cost of $10.18, for a total repurchase value of approximately $4.5 million. On October 29, 2007, PDF Solutions’ Board of Directors authorized an additional $10.0 million share repurchase, to be utilized over the upcoming three years.
     As previously announced, PDF will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.
Information Regarding Use of Non-GAAP Financial Measures
In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired intangible assets, and their related income tax effects. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF’s management believes that excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, and their related income tax effects, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that neither category of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.
About PDF Solutions
PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process lifecycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.
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PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by -more- leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, maestria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan and Korea. For the company’s latest news and information, visit http://www.pdf.com/.
Characterization Vehicle, CV, dataPOWER, Maestria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.
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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$38,461	$36,451
Short-term investments	11,500	16,402
Accounts receivable	32,609	27,575
Prepaid expenses and other current assets	2,825	2,796
Deferred tax assets	2,644	2,581

Total current assets	88,039	85,805
Property and equipment, net	3,761	3,916
Goodwill	64,593	60,034
Intangible assets, net	13,855	13,605
Deferred tax assets	6,265	4,994
Other assets	472	503

Total assets	$176,985	$168,857

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$403	$302
Accounts payable	2,424	3,182
Accrued compensation and related benefits	5,430	3,325
Other accrued liabilities	2,541	3,843
Taxes payable	2,919	4,767
Deferred revenue	4,221	3,705
Billings in excess of recognized revenue	301	95

Total current liabilities	18,239	19,219
Long-term debt	946	1,198
Long-term taxes payable	5,355	—
Other liabilities	78	221

Total liabilities	24,618	20,638

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	177,992	167,323
Treasury stock at cost	(10,001)	(5,549)
Accumulated deficit	(18,423)	(13,890)
Accumulated other comprehensive income	2,795	331

Total stockholders’ equity	152,367	148,219

Total liabilities and stockholders’ equity	$176,985	$168,857

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Revenue:
Design-to-silicon-yield solutions
Integrated solutions	$16,294	$11,153	$46,090	$33,859
Software licenses	967	3,811	6,228	8,217
Gain share	6,807	4,400	17,590	15,155

Total revenue	24,068	19,364	69,908	57,231

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions
Integrated solutions	8,052	6,734	22,842	19,808
Software licenses	48	58	134	98
Amortization of acquired core technology	1,331	1,266	4,516	3,798

Total cost of design-to silicon-yield solutions	9,431	8,058	27,492	23,704

Gross margin	14,637	11,306	42,416	33,527

Operating expenses:
Research and development	9,008	6,416	26,175	19,543
Selling, general and administrative	5,789	5,028	18,278	14,850
Amortization of other acquired intangible assets	985	235	3,029	705

Total operating expenses	15,782	11,679	47,482	35,098

Loss from operations	(1,145)	(373)	(5,066)	(1,571)
Interest and other income, net	322	892	1,347	2,338

Income (loss) before taxes	(823)	519	(3,719)	767

Tax provision (benefit)	116	(51)	276	776

Net income (loss)	$(939)	$570	$(3,995)	$(9)

Net income (loss) per share:
Basic	$(0.03)	$0.02	$(0.14)	$(0.00)

Diluted	$(0.03)	$0.02	$(0.14)	$(0.00)

Weighted average common shares:
Basic	28,223	26,860	28,127	26,694

Diluted	28,223	27,621	28,127	26,694

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PDF SOLUTIONS, INC.
IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME (LOSS) (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended				Three Months Ended
	September 30, 2007				September 30, 2006
	As reported	Adjustment		Non-GAAP	As reported	Adjustment		Non-GAAP
Revenue:
Design-to-silicon-yield solutions
Integrated solutions	$16,294	$—		$16,294	$11,153	$—		$11,153
Software licenses	967	—		967	3,811	—		3,811
Gain share	6,807	—		6,807	4,400	—		4,400

Total revenue	24,068	—		24,068	19,364	—		19,364

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions
Integrated solutions	8,052	(435)	(a)	7,617	6,734	(443)	(a)	6,291
Software licenses	48	—		48	58	—		58
Amortization of acquired core technology	1,331	(1,331)	(b)	—	1,266	(1,266)	(b)	—

Total cost of design-to-silicon-yield solutions	9,431	(1,766)		7,665	8,058	(1,709)		6,349

Gross margin	14,637	1,766		16,403	11,306	1,709		13,015

Operating expenses:
Research and development	9,008	(553)	(a)	8,455	6,416	(443)	(a)	5,973
Selling, general and administrative	5,789	(682)	(a)	5,107	5,028	(621)	(a)	4,407
Amortization of other acquired intangible assets	985	(985)	(b)	—	235	(235)	(b)	—

Total operating expenses	15,782	(2,220)		13,562	11,679	(1,299)		10,380

Income (loss) from operations	(1,145)	3,986		2,841	(373)	3,008		2,635
Interest and other income, net	322	—		322	892	—		892

Income (loss) before taxes	(823)	3,986		3,163	519	3,008		3,527

Tax provision (benefit)	116	(2,280)	(c)	(2,164)	(51)	(51)	(c)	(102)

Net income (loss)	$(939)	$6,266		$5,327	$570	$3,059		$3,629

Net income (loss) per share – diluted	$(0.03)	$0.22		$0.19	$0.02	$0.11		$0.13

Weighted average common shares – diluted	28,223	28,713	(d)	28,713	27,621	27,621	(d)	27,621

Notes:
(a)	The non-GAAP adjustments represent the reversal of stock-based compensation.

(b)	The non-GAAP adjustments represent the reversal of amortization of intangible assets.

(c)	The non-GAAP adjustments represent the tax impact from the reversal of stock-based compensation and amortization of intangible assets.

(d)	The shares used in computing non-GAAP net income for the three months ended September 30, 2007 and 2006 include the dilutive impact of common stock options.
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